Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

AstraZeneca PLC

We consent to the incorporation by reference in the registration statements (No. 33-83774, No. 333-145848, No. 333-114165, No. 333-171306 and No. 333-192551)on Form F-3 and registration statements (No. 333-09060, No. 333-09062, No. 33-65362, No. 33-65366, No. 333-12310, No. 333-12426, No. 333-12428, No. 333-13328, No. 333-13918, No. 333-124689, No. 333-152767 and No. 333-170381) on Form S-8  of AstraZeneca PLC of our reports dated  5 February 2015, with respect to the consolidated statement of financial position of  AstraZeneca PLC and subsidiaries as of 31 December 2014, and the related consolidated statements of comprehensive income, changes in equity and cash flows for the year then ended, and the effectiveness of internal control over financial reporting as of 31 December 2014, which reports appear in the 2014 Annual Report on Form 20-F of AstraZeneca PLC.

/s/ KPMG LLP

KPMG LLP

London
United Kingdom
10 March 2015